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                                                                 ---------------
                                                                  Exhibit 4.5.2
                                                                 ---------------

--------------------------------------------------------------------------------

                                 FIRST AMENDMENT

                                       TO

                             NOTE PURCHASE AGREEMENT

                                  by and among

                             NUMATICS, INCORPORATED,

                                 NUMATICS, GMBH,

                                 NUMATICS LTD.,

                    the OTHER Loan Parties signatory hereto,

                                       and

                   AMERICAN CAPITAL FINANCIAL SERVICES, INC.,
                                    AS AGENT

                                       and

                          THE PURCHASERS IDENTIFIED ON
                                 ANNEX A HERETO

                     Date of First Amendment: March 29, 2002
                        Original Date: November 28, 2001

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                                 FIRST AMENDMENT
                                       TO
                             NOTE PURCHASE AGREEMENT
                             -----------------------

                    $14,354,000 Aggregate Principal Amount of
                       Senior Notes Due November 27, 2006
                    of Numatics, Incorporated, Numatics, GMBH
                                and Numatics Ltd.

                    $17,000,000 Aggregate Principal Amount of
                         Senior Secured Term A Notes Due
                                November 27, 2006
                            of Numatics, Incorporated

         THIS FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT (this "Amendment") is entered into as of March 29, 2002 by and NUMATICS, INCORPORATED, a Michigan corporation (the "Company"), NUMATICS, GMBH, a corporation organized under the laws of the Federal Republic of Germany ("Numatics Germany"), NUMATICS LTD., a Canadian corporation ("Numatics Canada", and together with the Company and Numatics Germany, the "Borrowers"), the U.S. Subsidiaries of the Company signatory hereto (the "Subsidiary Guarantors" and together with the Borrowers, the "Loan Parties"), the securities purchasers that are now and hereafter at any time parties hereto and are listed in Annex A (or any amendment or supplement thereto) attached hereto (each a "Purchaser" and collectively, "Purchasers"), and AMERICAN CAPITAL FINANCIAL SERVICES, INC., a Delaware corporation ("ACFS"), as administrative agent for Purchasers (in such capacity "Agent").

                                    RECITALS

         A. As of November 28, 2001, the Loan Parties, the Purchasers and Agent entered into a Note Purchase Agreement (the "Agreement"), pursuant to which the Purchasers purchased from the Borrowers certain notes (the "Notes"). Capitalized terms used and not defined elsewhere in this Amendment that are defined in the Agreement shall have the same meaning as in the Agreement.

         B. American Capital Strategies, Ltd. has sold or contributed their Notes issued under the Agreement to either the ACS Funding Trust I, a Delaware business trust (the "Funding Trust"), and ACAS Business Loan Trust 2000-1, a Delaware business trust (the "2000-1 Trust") and has assigned to the Funding Trust or the 2000-1 Trust, as applicable, certain of its rights under the Purchase Agreement associated with ownership of its Notes.

         C. The Loan Parties have requested that Purchaser amend certain provisions of the Agreement, and Purchaser is willing to do so on the terms and conditions set forth herein.

         NOW, THEREFORE, the parties hereto, in consideration of the premises and their mutual covenants and agreements herein set forth and intending to be legally bound hereby, covenant and agree as follows:

                                    ARTICLE 1
                                  THE AMENDMENT

         Upon the satisfaction of the conditions set forth in Section 3.1 herein, the Agreement shall be deemed to be amended, retroactive to November 28, 2001, as set forth in this Article 1.

         1.1 Amendment to Section 1.1. Section 1.1 of the Agreement is amended by restating the definition of "Tangible Net Worth" to read as follows:

                  `"Tangible Net Worth" shall mean the Company's shareholders' equity (including retained earnings) on a consolidated basis less the book value of all intangible assets and all "Investments", "Other Current Assets", "Deferred Tax Assets" and "Other Assets" all as classified on the Company's consolidated balance sheet, including, but not limited to, transaction costs not amortized, debt issuance costs not amortized and product drawings, as determined solely by Agent on a consistent basis less prepaid expenses and obligations due from officers, affiliates and employees plus the amount of any LIFO reserve plus the amount of any debt subordinated to the Indebtedness hereunder in a manner satisfactory to Agent (but excluding the Indebtedness evidenced by the Subordinated Redemption Note dated January 3, 2001 in the principal amount of $1,089,996 issued by the Company to Bruce W. Hoppe and, to the extent in excess of $500,000, Indebtedness consisting of deferred compensation owing to John H. Welker), plus deferred tax liabilities, all as determined for the Company and its Subsidiaries on a consolidated basis under GAAP applied on a basis consistent with the financial statement dated September 30, 2001 except as set forth herein without giving effect to any unrealized non-cash foreign exchange gains and/or losses accumulating after December 31, 2001."

         1.2 Addition of Section 7.3. Section 7.3 is hereby amended by restating subsection (a) to read as follows:

         "(a) Minimum Tangible Net Worth. A minimum Tangible Net Worth of (i) $15,700,000 at all times from and including November 28, 2001 through June 30, 2002, (ii) $17,000,000 at all times from and including July 1, 2002 through December 30, 2002, (iii) $19,500,000 at all times from and including December 31, 2002 through December 30, 2003, and

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         (iv) $22,000,000 at all times from and including December 31, 2003 and thereafter."



                                    ARTICLE 2
                                    RESERVED

                                    ARTICLE 3
                                   CONDITIONS

3.1 Conditions. The obligation of Purchaser to deliver this Amendment is subject to the satisfaction of the following conditions precedent:

                  (a) the Loan Parties shall have paid to the Purchaser or its designee a processing fee in the amount of $16,500;

                  (b) the Loan Parties shall have delivered an amendment to the Revolving Credit Agreement, duly executed by the Loan Parties and the Revolving Financing Lender, all to the satisfaction of Purchaser; and

                  (c) all representations, warranties, covenants and agreements of the Loan Parties contained in the Agreement shall be true and correct in all material respects at and as of the date hereof as though then made, except (i) to the extent of the changes caused by the transactions expressly contemplated therein or herein, and (ii) for such representations and warranties as by their terms expressly speak as of an earlier date, and an officer of the Loan Parties shall have delivered a certificate to Purchaser to such effect.

                                    ARTICLE 4
                    REFERENCE TO AND EFFECT ON THE AGREEMENT

         4.1 Representations. In order to induce the Purchaser to enter into this Amendment and to consummate the transactions contemplated hereby, the Loan Parties hereby (x) represent and warrant that no Default or Event of Default exists on the date hereof after giving effect to this Amendment and (y) make each of the representations, warranties and agreements contained in the Agreement and the other Purchase Documents on and as of the date hereof, after giving effect to this Amendment (it being understood that any representation or warranty that by its terms is made as of a specified date shall be required to be true and correct in all material respects as of such date).

         4.2 References. On and after the date hereof, (i) each reference in the Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import shall mean and be a reference to the Agreement as amended hereby, and
(ii) each reference to the Agreement in all other Purchase Documents shall mean and be a reference to the Agreement, as amended hereby.

         4.3 Effects. Except as specifically amended hereby, the Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

         4.4 No Waiver or Novation. The execution, delivery and effectiveness of this Amendment shall not (i) operate as a waiver of any right, power or remedy of Purchaser, whether created by contract, at law or in equity, (ii) constitute a waiver of, or consent to and departure from, any provision of the Agreement, or any other documents, instruments and agreements executed and/or delivered in connection therewith (the "Note Documents"), or (iii) be construed or deemed to be a satisfaction, novation, cure, modification, amendment or release of the Notes.

                                    ARTICLE 5
                                  MISCELLANEOUS

         5.1 Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

         5.2 Severability. Whenever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment is held to be prohibited by or invalid under applicable law in any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating any other provision of this Amendment.

         5.3 Headings. Article, section and subsection headings in this Amendment are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

         5.4 Counterparts. This Amendment may be executed in any number of counterparts and by either party hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.

         5.5 Integration. This Amendment, the Agreement and the other Purchase Documents set forth the entire understanding of the parties hereto with respect to all matters contemplated hereby and supersede all previous agreements and understandings among them concerning such matters. No statements or agreements, oral or written, made prior to or at the signing hereof, shall vary, waive or modify the written terms hereof.

                                SIGNATURE PAGE TO
                               FIRST AMENDMENT TO
                             NOTE PURCHASE AGREEMENT

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                  THE BORROWERS:

                                  NUMATICS, INCORPORATED

                                  By:      /s/ John H. Welker
                                      ----------------------------------------
                                        John H. Welker
                                        Chief Executive Officer

                                  NUMATICS, GMBH, a corporation organized
                                  under the laws of the Federal Republic
                                  of Germany


                                  By:      /s/ John H. Welker
                                      ----------------------------------------
                                  Name:             John H. Welker
                                        --------------------------------------
                                  Title:            General Manager
                                         -------------------------------------


                                  NUMATICS LTD., a Canadian corporation


                                  By:      /s/ Robert P. Robeson
                                      ----------------------------------------
                                  Name:             Robert P. Robeson
                                        --------------------------------------
                                  Title:            Secretary
                                         -------------------------------------


                                  AGENT:

                                  AMERICAN CAPITAL FINANCIAL SERVICES, INC.

                                  By:      /s/ Mark D. Schindel
                                       ---------------------------------------
                                           Mark D. Schindel
                                           Vice President


                                       S-1

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                                  PURCHASERS:


                                  ACAS BUSINESS LOAN TRUST 2000-1

                                  By: AMERICAN CAPITAL STRATEGIES, LTD.,
                                  as Servicer


                                  By:   /s/ Mark Schindel
                                      ------------------------------------------
                                      Mark Schindel, Vice President

                                  ACAS FUNDING TRUST I

                                  By: AMERICAN CAPITAL STRATEGIES, LTD.,
                                  as Servicer


                                  By:   /s/ Mark Schindel
                                      ------------------------------------------
                                      Mark Schindel, Vice President

                                  AMERICAN CAPITAL STRATEGIES, LTD.

                                  By:   /s/ Mark Schindel
                                      ------------------------------------------
                                      Mark Schindel, Vice President

                                      S-2